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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 33-          ) and the related Prospectus
of UROHEALTH Systems, Inc. for the registration of 3,500,362 shares of its common stock and to the incorporation by reference therein of our report dated August 22, 1994, with respect to the consolidated statements of operations, stockholders' equity and cash flows of UROHEALTH Systems, Inc. for the year ended June 30, 1994, included in its Transition Report (Form 10-K) for the nine months ended March 31, 1996, filed with the Securities and Exchange Commission.

                                            [DOANE RAYMOND SIG]
                                            Chartered Accountants

Toronto, Canada

August 15, 1996